EXHIBIT 16.1
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      February  17, 1994



      Securities and Exchange Commission
      450 Fifth Street, N.W.
      Washington,  DC  20549


      Gentlemen:

           We have read the statements made by Consolidated Rail Corporation , which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of February, 1994. We agree with the statements concerning our Firm in such Form 8-K.

      Very truly yours,


      Coopers & Lybrand

      Coopers & Lybrand


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